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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2003

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29092 (Commission File No.)	54-1708481 (IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (703) 902-2800

Item 5. Other Events and Regulation FD Disclosure.

        On October 22, 2003, Primus Telecommunications Group, Incorporated issued a press release announcing its filing of a Registration Statement on Form S-3 with the Commission concerning the resale of $132 million in 3 3/4% convertible senior notes due 2010 (and the underlying shares of common stock), as contemplated by a registration rights agreement entered into between Primus and the initial purchasers of those notes in connection with their September 15, 2003 issuance and sale pursuant to Rule 144A under the Securities Act of 1933, as amended. The press release is attached as Exhibit 99.1 hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Primus Telecommunications Group, Incorporated)
	By:	/s/ Tracy R. Book Tracy R. Book, Vice President, Corporate Controller (Principal Accounting Officer)
October 22, 2003

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 22, 2003

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SIGNATURES
EXHIBIT INDEX